Exhibit 99.1




NEWS FOR IMMEDIATE RELEASE

CONTACTS:

PHILIP LUIZZO                          RENEE SVEC                       CINDY WILLIAMS

President and CEO                      Director - Marketing             Investor Relations Manager

ACCUFACTS PRE-EMPLOYMENT SCREENING     FIRST ADVANTAGE CORPORATION      FIRST ADVANTAGE CORPORATION
727.214.3411, EXT. 5212                727.214.3411, EXT. 5260          407.682.5051, EXT. 160
phil@accufacts.com                     rsvec@FADV.com                   clwilliams@FADV.com





FIRST ADVANTAGE COMPLETES PURCHASE OF ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.



ST. PETERSBURG, FLA., JUNE 7, 2006--FIRST ADVANTAGE CORPORATION (NASDAQ: FADV), a global risk mitigation and business solutions provider, and ACCUFACTS PRE-EMPLOYMENT SCREENING, INC. (OTCBB: APES), an employment screening company, today jointly announced the completion of the sale of Accufacts to First Advantage. The transaction, previously announced in February, received Accufacts' shareholder approval on May 31, 2006.



The addition of Accufacts will increase First Advantage's market share of small and mid-market clients served by its Employer Services segment.



ABOUT ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.
Accufacts Pre-Employment Screening, Inc. (OTCBB: APES) is headquartered and maintains its operations center in Longwood, Fla. The company performs various types of pre-employment background screenings and provides other human resources-related information to its clients. Additional information may be obtained on the Internet at WWW.ACCUFACTS.COM.

ABOUT FIRST ADVANTAGE CORPORATION
First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and subprime markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; supply chain security consulting; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; business tax consulting services; insurance fraud, corporate and litigation investigations; surveillance; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software; renters insurance and consumer location services. First Advantage ranks among the top three companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 3,700 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

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First Advantage is a majority-owned subsidiary of The First American Corporation
(NYSE: FAF), a FORTUNE 500(R) company that traces its history to 1889. First American is America's largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people's lives. Additional information about the First American Family of Companies can be found at www.FIRSTAM.com.


SAFE HARBOR
This news release contains forward-looking statements including those related to the consummation of the Agreement and Plan of Merger. In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.




Contacts:
Philip Luzzo
President and CEO
Accufacts Pre-Employment Screening
407.682.5051, ext. 160
phil@accufacts.com

Renee Svec
Director - Marketing
First Advantage Corporation
727.214.3411, ext. 5212
rsvec@FADV.com

Cindy Williams
Investor Relations Manager
First Advantage Corporation
727.214.3411, ext. 5260
clwilliams@FADV.com


SOURCE First Advantage Corporation


Philip Luzzo, President and CEO of Accufacts Pre-Employment Screening, +1-407-682-5051, ext. 160,
phil@accufacts.com;
or Renee Svec, Director - Marketing,
ext. 5212,
rsvec@FADV.com,
or Cindy Williams, Investor Relations Manager, ext. 5260,
clwilliams@FADV.com,
both of First Advantage Corporation,
+1-727-214-3411